AMENDMENT NUMBER 1 TO REGISTRATION STATEMENT ON FORM S-1, AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1997.

Registration Number 333-19183

_________________________________________________________________
_________________________________________________________________
                SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                            ----------------
                              AMENDMENT NO. 1
                                     TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               ----------------
                            JYRA RESEARCH INC.
                      (NAME OF ISSUER IN ITS CHARTER)

DELAWARE                  3679                    Applied for
---------------      ---------------            ----------------
(STATE OR           (PRIMARY STANDARD          (I.R.S. EMPLOYER
JURISDICTION OF      INDUSTRIAL CLASSIFICATION    IDENTIFICATION
INCORPORATION OR            CODE NUMBER)              NUMBER)
ORGANIZATION)

41 THURLOE SQUARE
LONDON SW7 2RS
ENGLAND
Tel: 44 1 71 371 0702
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

RODERICK ADAMS, SECRETARY
41 THURLOE SQUARE
LONDON SW7 2RS
ENGLAND
Tel: 44 1 71 371 0702
(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

COPIES TO:

JAMES BERNS, ESQ.
BERNS & BERNS
ONE ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020
TELEPHONE NO.: (212) 332-3320
FACSIMILE NO.: (212) 332-3315

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

TITLE OF                      PROPOSED      PROPOSED MAXIMUM
EACH CLASS OF     AMOUNT      MAXIMUM         AGGREGATE
SECURITIES TO BE  TO BE       OFFERING PRICE  OFFERING  AMOUNT OF
REGISTERED        REGISTERED  PER SHARE(1)    PRICE(1)
REGISTRATION FEE
-----------------------------------------------------------------
----------
Common Stock, $.001
par value.........1,043,100     $7.125     $7,432,088     $2,562
-----------------------------------------------------------------
----------

--------------
(1) Estimated solely for the purposes of calculating the
registration fee.


                         ----------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS REFERENCE SHEET
             SHOWING LOCATION IN PROSPECTUS OF INFORMATION
REQUIRED
BY ITEMS OF FORM S-1

     FORM S-1 ITEM                       LOCATION IN PROSPECTUS
  1. Forepart of the Registration
      Statement and Outside Front Cover
      Page of Prospectus.................   Front Cover Page of
          Registration
          Statement;
          Cross-Reference
          Sheet; Outside Front
          Cover Page of
          Prospectus
  2. Inside Front and Outside Back Cover
      Pages of Prospectus................   Inside Front Cover
          Page of Prospectus
          and Outside Back
          Cover Page of
          Prospectus
  3. Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
       Charges............................   Prospectus
         Summary; Risk Factors
  4. Use of Proceeds.....................   Prospectus Summary;
         Use of Proceeds
  5. Determination of Offering Price.....   Inapplicable
   6. Dilution............................   Risk Factors;
         Dilution
  7. Selling Security Holders............   Selling Security
         Holders
   8. Plan of Distribution................   Front Cover
              Page of Prospectus;
              Selling Security
              Holders
  9. Description of Securities to Be
      Registered.........................    Front Cover
              Page of Prospectus;
              Prospectus Summary;
              Description of
              Securities
 10. Interests of Named Experts and
      Counsel............................   Inapplicable
 11. Information with Respect to the
      Registrant.........................    Outside Front Cover
                                             Page of Prospectus;
                                             Risk Factors; The
                                             Company; Dividend
                                             Policy;
                                             Capitalization and
                                             Description of
                                             Securities;
                                             Management's
                                             Discussion and
                                             Analysis of
                                             Financial Condition
                                             and Results of
                                             Operations;
                                             Business; Directors,
                                             Officers, and Key
                                             Personnel;
                                             Litigation; Office
                                             Facilities;
                                             Remuneration;
                                             Related Party
                                             Transactions;
                                             Trading Market of
                                             Company's Shares;
                                             Principal
                                             Stockholders; Shares
                                             Eligible for Future
                                             Sale; Financial
                                             Statements
 12. Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities........................    Capitalization and
                                             Description of
                                             Securities


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         JYRA RESEARCH INC.

                          SUBJECT TO COMPLETION
              PRELIMINARY PROSPECTUS DATED APRIL ____, 1997

                           PROSPECTUS

               1,043,100 SHARES OF COMMON STOCK

     All of the 1,043,100 shares of Common Stock ("Shares") offered hereby are being sold by existing shareholders of Jyra
Research Inc. ("Selling Shareholders"). No proceeds will be received by the Company.

     Prior to this offering ("Offering"), there has been a limited public market for the Common Stock of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop.
                           -----------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND
INVOLVE A HIGH DEGREE OF RISK AND INVESTORS SHOULD NOT INVEST ANY
FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR
ENTIRE INVESTMENT.  SEE "RISK FACTORS."

                           -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PAGE

                        PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, "Company" shall include its English subsidiary, Jyra Research Ltd. Each prospective investor is urged to read this Prospectus in its entirety.

THE COMPANY

     The principal executive offices of the Company are located at 41 Thurloe Square, London, England, and its telephone number is 44 171 371 0702.

     The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these issues. Management proposes to develop distributed monitoring systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate real-time identification, diagnosis and resolution of network problems.

                          THE OFFERING


Common Stock Offered on Behalf of
 Selling Shareholders.........................1,043,100 shares
Common Stock Outstanding Prior to
 this Offering ...............................6,276,600 shares
Common Stock to be Outstanding
 After this Offering..........................6,276,600 shares



USE OF PROCEEDS

     The Shares being registered pursuant to this prospectus were originally sold to persons residing in Europe who purchased the Shares from the Company in October and November 1996 (the "European Offering"). These Shares will be offered for resale by the purchasers in the European Offering (the "Selling Shareholders"). The Company will receive no proceeds from sales by the Selling Shareholders.


RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, its status as a new business, its continued dependence on securing additional financing, its lack of commercial operations, its dependence upon key personnel, inexperience of management, protection of intellectual property, competition, the fact that its proposed products are only at the conceptual stage, limited experience of management in manufacturing, delays in development of software and related products, competitive disadvantage of Company, changes in technology, risk of competing technologies, risks associated with international operations, dependence of the company upon unproven products, limited market for Shares, potential sales of substantial amounts of share, significant control and influence by existing shareholders, limitation of officers' and directors' liabilities under Delaware law, without limitation: See "Risk Factors."

     An investment in the Shares is speculative and involves a high degree of risk. See "Risk Factors."

DESCRIPTION OF OFFERING

     The Shares being registered pursuant to this prospectus were originally sold to persons who purchased the Shares from the Company in Europe during November 1996 (the "European Offering"). No Shares are being sold by the Company and the Company will receive no proceeds from the sales by the Selling Shareholders.

Estimated expenses incurred by the Company with respect to this Offering are $50,000. In the United States, the Shares are being offered directly by the Selling Shareholders. No commissions are being paid with respect to the sale of the Shares being offered in the United States other than normal brokerage commissions.


                    SELLING SECURITY HOLDERS


Name      Relationship   No. of    No. of    No. of Shares
          to Company     Shares    Shares    & Percentage
                         Owned     Offered   of Company to
                         Prior to            Owned After
                         Offering            Offering



Ten Cafe  None           105,000   95,000    10,000
& Cie                                        .16%

Wexford   None           15,000    15,000    0
Finance

Banque    None           80,500    50,000    30,500
Paribas                                      .48%

Mees      None           10,000    10,000    0
Pierson BV

Mees      None           10,000    10,000    0
Pierson
(Luxembourg) SA

Pim       None            5,000     5,000    0
Holdings, NV

Veer      None           20,000    20,000    0
Palthe
Voute Asset
Management

Belficom  None           30,000    30,000    0

Optimix   None           40,000    40,000    0
Vermogen-
sbeheer

Eeb g     None           17,000    17,000    0
Vermogen-
eheer BV

Loek      None           17,000    17,000    0
Van Den
Boog

PBI       None           15,000    15,000    0
Securities

Plashof   None           30,000    30,000    0
Beheer BV

Mees      None           38,000    38,000    0
Pierson

Int'l     None           425,000   300,000   125,000
Publishing                                   2.0%
Holdings, SA

Grupo de  None           33,000    8,000     25,000
Creacion                                     .4%
Ltd.

Union     None           315,000   50,000    265,000
Bacaire                                      4.2%
Privee

Standard  None           20,000    20,000    0
Bank Nomi-
nees (CI)
Limited

Securi-   None           10,000    100,000   10,000
ties                                         .16%
Trading SA

Bertrand  None           5,000     5,000     0
Chatelain

Pascal    None           5,000     5,000     0
Zannetti

Clark &   None           5,000     5,000     0
Cie

Yves      None           10,500    6,500     4,000
Gut                                          .06%

M.F.      None           10,000    10,000    0
Van Til

Finter    None           18,000    18,000    0
Bank

Brewin    None           75,000    10,000    65,000
Nominees                                     1.0%
Limited

Bank      None           332,500   72,000    404,500
Von                                          6.4%
Ernst & Co.
Ltd.

Union  /fn/              132,600   41,600    91,000
Securities                                   1.4%
(Int'l) Ltd.


/fn/  Mr. Timothy A.B. Mills, a founder of the Company, who owns
550,000 Shares, is a director, and owns 20%, of Union Securities
(International) Ltd.




                             GENERAL

Following is a glossary of terms used in this prospectus.

                        GLOSSARY OF TERMS


Access Terminal          A screen and keyboard solely to access
                         information; incapable of independent
                         operation.

ATM                      Asynchronous Transfer Mode.  A new
                         method of allowing far greater volumes
                         of data to be passed through a network.

Backbone Routers         A series of devices used to guide and
                         direct data efficiently to its
                         destination by the most appropriate
                         path.

Bridges                  Devices that prevent local traffic from
                         being flooded to an entire network.

Broadcast                Any data or signal that is transmitted
                         throughout the entire network.

Code                     Language in which software programs are
                         written.

Control Mechanisms       Methods to inhibit the flow of data
                         communications traffic.

Dealer Feeds             Electronic supply of financial market
                         data.

Ethernet                 A standard that defines the way data is
                         transmitted.

FDDI                     A standard that defines the way data is
                         transmitted over fiber optic cable.

Global Network           A data communications network that
                         connects interconnects international
                         operations worldwide.

IBM SNA A standard that defines the way in which IBM computers are connected.

Interface Modules        Adaptors that connect a device to the
                         network.

Interop                  A major international trade show
                         attended by leading Internet and
                         networking technology companies.

LAN                      Local Area Network.  This a network
                         designed to interconnect personal
                         computers within a localized environment by a type of highspeed data communications arrangement.

Management System        General term that refers to any system
                         for administering network devices or
                         traffic.

Mbps                     Millions of bits per second.  A
                         measurement of the amount of data
                         passed.  A bit is the smallest unit of
                         data.

Modern Network           Generic term for new applications that
Applications             use the network.  Current applications
                         are video, image and multi-media
                         applications.

Network                  The infrastructure that interconnects
                         computers to one another.

Novell Netware           A widely used network operating
                  system that allows users to share data.

OEM Original Equipment Manufacturer. An industry term for equipment originally manufactured by a third party, but branded and sold by a separate vendor.

On-line                  Active live connection.

Outsourcers              Companies that are responsible for
                         operating and maintaining networks on
                         behalf of clients.

Probe                    A device that is connected to a network
                         for the proper monitoring of network

Protocols                The sets of rules or standards that
                         describe the way in which traffic is
                         presented to devices on a network.  The
                         most widely used of which are IP
                         (often called TCP/IP) and IPX>

Protocols Decoder        The ability to breakdown and analyze
                         the way in which traffic is presented
                         to a network device.

RMON A standard for describing what should be monitored by a network device.

RMON 2                   A revision of the RMON standard.

RMON Sampling            A revision of the RMON standard yet to
                         be ratified.  Periodically monitoring
                         network traffic.

Serial Line Analyzers    Probe devices that monitor the lines
                         that connect serial networks at
                         different locations.

SNMP                     Simple Network Management Protocol.  A
                         Standard for monitoring network
                         hardware.

TCP/IP                   A standard that describes the way in
                         which data traffic is transmitted
                         across a network.

Trunk                    A line that connects remote locations
                         over telecommunications networks.

Token Ring               A standard that defines the way in
                         which data is transmitted.

Traffic                  The data that passes across a network.

UNIX                     A standard operating system for
                         computers.

Usage Accounting         The ability to identify the origin of
                         traffic and thereby charge back
                         network costs to the source.

WAN                      Wide Area Network. A network that
                         connects users via telecommunications
                         lines.


                          RISK FACTORS

     The securities offered hereby are speculative in nature and involve a high degree of risk. Accordingly, in analyzing an investment in these securities, prospective investors should carefully consider, along with the other matters referred to herein, the following risk factors.

1. NEW BUSINESS; CONTINUED DEPENDENCE ON SECURING ADDITIONAL FINANCING. The Company was incorporated as a start-up business on May 2, 1996. Accordingly, the Company, is subject to all of the risks attendant to new business ventures including, without limitation, raising capital, acquiring or developing products and/or services for sale, securing appropriate leased space for offices, obtaining necessary personnel, establishing and/or penetrating markets for such products and/or services, and achieving profitable operations, of which there can be no assurance. Investors should not purchase any Shares unless they are prepared, and can afford, to lose their entire investment.

     As a new business having no sales or revenues, Management anticipates that the Company may be dependent over the foreseeable future upon securing additional financing, of which there can be no assurance. There are numerous risks associated with investments in start-up companies, including, among others, those inherent in evaluating and acquiring a business involving technologies with limited or no commercial histories, effectively identifying and penetrating the market for the goods and services to be offered, competing with other companies with greater financial and other resources, securing adequate financing, and achieving profitable operations, of which there can be no assurance.

2. NO COMMERCIAL OPERATIONS. The Company has no commercial operations, and there can be no assurance that it will ever achieve commercial operations.

3. DEPENDENCE UPON KEY PERSONNEL. The Company is very dependent upon the continued services of (a) Mr. Paul Robinson, Chief Executive Officer and Chairman of the Board of Directors of the Company and (b) Mr. Peter Lynch, a director and Vice President - Technical. These are deemed to be key persons of the Company. The Company does no have key man life insurance on the lives of any of these persons. Even though the Company has hired experienced sales and technical personnel, in the event that either Mr. Robinson or Mr. Lynch becomes unavailable for any reason, the Company would be materially and adversely affected.

4. INEXPERIENCE OF MANAGEMENT. Management of the Company has had limited experience in management positions. Although members of management have worked for many years in various large corporations in various positions, no member of Management has ever served in a senior managerial role.

 5. FINANCIAL CONDITION OF COMPANY; DIFFICULTY IN FUNDING OPERATIONS. Although Management believes it will begin receiving revenues from sales of its proposed products during the second quarter of 1997, there can be no assurance that the Company will be able to sell any products or ever receive any revenues. After the completion of the Company's European Offering, the Company had approximately $3,500,000 in funds. Management believes that these funds would be sufficient to fund operations through mid-1998, assuming the Company receives no other funds from sales or otherwise. There can be no assurance the Company would be able to raise any additional necessary funds at that time.

6. PROTECTION OF INTELLECTUAL PROPERTY; COMPETITION. Management of the Company believes that there may be a significant business opportunity to sell worldwide Jyra's line of proposed products ("Products"). The Company intends to copyright, where appropriate, the software which would operate its various Products. However, there can be no assurance that the software can be copyrighted, or, even if copyrighted, third parties will not infringe upon or design around such copyrights to develop a competing product. Furthermore, others may design and manufacture superior products. In the event that a third party infringes upon any such copyrights or makes a claim that Jyra's Products infringe upon its proprietary rights to competing products, the Company may not have the financial resources to enforce its rights or successfully defend such a claim. In the event of any infringement of the Company's rights, a claim being made against the Company by third parties, the development of products which are designed around copyrights held by the Company or the development of a superior product by others, the Company's business would be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the software industry. As is typical in the software industry, the Company anticipates that it may receive from time to time notices from third parties alleging infringement claims. Although there are currently no pending lawsuits against the Company regarding any possible infringement claims, there can be no assurance infringement claims will not be asserted in the future or that such assertions will not materially adversely affect the Company's business, financial condition and results of operations. If any such claims are asserted against the Company, the Company may need to seek to obtain a license under the third party's intellectual property rights. There can be no assurance a license will be available on reasonable terms or at all. Failure to obtain a necessary license on commercially reasonable terms would materially adversely affect the Company's business, financial condition and results of operations. The Company could decide, in the alternative, to resort to litigation to challenge such claims. Such litigation could be expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations.

 7. PROPOSED PRODUCTS ARE ONLY AT THE CONCEPTUAL STAGE. At the present time, the Company has not sold any products. All of its proposed products are at the conceptual stage or early software only prototype states. Based upon preliminary tests, Management believes it is possible to use Sun Microsystem's Java language to distribute simple network management functions to remote devices. However, two significant phases remain to be completed: (i) commercializing the software prototype, and (ii) implementing the software on the Company's chosen hardware platform. There can be no assurance the Company will be able to successfully complete these two steps. Moreover, for its other proposed products, the Company must design its proposed products (including writing all required software), arrange for prototypes of the products to be manufactured, test the prototypes, and then make a determination of whether the product should be marketed to its intended audience. There can be no assurance that the Company will successfully complete all the steps necessary to bring a product to market.

 8. MANUFACTURING OF PRODUCT. At the present time the Company has completed software-only prototypes for two of its proposed products - the Mid-Level Manager ("MLM") and the Probe. Accordingly, after the Company has completed designing a product, it must then arrange for a prototype or model to be manufactured. If tests of the prototypes are successful, and Management believes that there will be a commercial demand for its products, Management must arrange for the products to be manufactured. The Company does not plan on manufacturing its Products itself, but intends to have outside manufacturers produce its Products. Accordingly, the Company will be relying upon outside manufacturers, not under its control, to produce its products, using industry standard components such as Intel microprocessors and network adapters manufactured by Digital Equipment. Although the Company believes that there are manufacturers which would be available to produce its products, delays in receiving the necessary hardware components or other delays in manufacturing the Products could materially adversely affect the Company. Even though Management believes its use of standardized industry components and outside assemblers will lessen the risks it faces in quality control, there can be no assurance the Company will not have quality control problems. In the United States personal computer industry, most of the major companies receive their components from the same sources, such as Intel, Seagate, and others. However, there are still significant disparities in the actual, or perceived, reliability of the various companies' computers. Furthermore, once a company obtains a reputation for inferior quality, even if undeserved, it can be extremely difficult to change the public's perception.

9. LIMITED EXPERIENCE OF MANAGEMENT IN MANUFACTURING. No member of Management has extensive experience in manufacturing products including, but not limited to, making arrangements with manufacturers, monitoring the manufacturing process, and ensuring a smooth, timely flow of completed products.

10. DELAYS IN DEVELOPMENT OF SOFTWARE AND RELATED PRODUCTS COMMON IN COMPUTER INDUSTRY. Delays in the development of software and related products are common in the computer industry. Any delays in development could cause significant additional expense and result in lost sales of the Company's products, having a materially adverse effect on the Company. If the Company is delayed in bringing its planned products to market, the Company could be forced to seek additional financing in order to continue operations. There can be no assurance the Company will be able to raise any additional funds, or, even if funds are available, on terms that are acceptable to the Company.

11. COMPETITIVE DISADVANTAGE OF COMPANY. The network system management industry is characterized by an increasing number of participants who have introduced products and services for network management. The Company will be competing with products of other companies, most of which have substantially greater financial, marketing, manufacturing and technical expertise. Accordingly, the Company is at a competitive disadvantage with respect to these other companies and their products.

12. CHANGES IN TECHNOLOGY; RISK OF COMPETING TECHNOLOGIES. Management believes that its ability to compete will be dependent, in large part, upon the software it intends to develop. Management believes that the market for the probe it intends to develop and market is established and rapidly expanding. There can be no assurance that the market for network management systems will continue to grow, or that if it does develop and grow, the Company's proposed products will be successful. Furthermore, there can be no assurance (i) the Company will be able to successfully identify new product and service opportunities for the Company's products, (ii) develop and bring any such new and enhanced products and related services to market in a timely manner, (iii) that such products, services or technologies can be developed or will be commercially successful, (iv) that the Company will benefit from such developments, or (v) that the products, services or technologies developed by others will not render the Company's planned products obsolete. The International Standards Organization, one of three major international bodies that sets standards for computer management functions, has defined five functional areas for network management applications: (1) performance management,
(2) fault management, (3) accounting, (4) configuration management, and (5) security management. The initial range of the Company's products are being designed to provide solutions addressing only the first three areas. Therefore, even if the Company is successful in designing and manufacturing its planned initial products, it is possible that a competitor may design and market a product that addresses these issues in a more comprehensive way than does the Company's products, thereby having a material adverse effect on the Company.

13. SUBSTANTIAL ADDITIONAL FUNDS MAY BE REQUIRED; SUBSTANTIAL SHAREHOLDER DILUTION. Although the Company believes that Company has sufficient funds to develop and bring its products to market, there can be no assurance the Company's current plans and projections are correct. In the event the Company's plans or the basis for its assumptions change or prove to be inaccurate, or the anticipated cash flow proves insufficient to fund the Company's operations (due to delays, unanticipated expenses, lack of sales revenues, problems, operating difficulties, or otherwise) the Company would be forced to seek additional financing. There can be no assurance that additional financing would be available on commercially acceptable terms, or at all.

To obtain any necessary financing, the Company could sell additional Shares or other financial instruments convertible or exchangeable into Shares, resulting in substantial dilution to all shareholders.

14. RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. The Company's operations are currently headquartered in the United Kingdom, although it plans, initially, to engage in marketing efforts in the United States and Europe. There are certain risks inherent in international operations including, but not limited to, remote management, unexpected changes in regulatory requirements, export restrictions, export controls relating to technology, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity during the summer months in Europe, and potential adverse tax consequences, which could materially adverse affect the Company's business, operating results, and financial condition.

15. COMPETITION. The Company anticipates that it will experience competition from established and emerging computer, communications, intelligent network wiring, network management and test equipment companies and expects such competition to increase in the future. New and competitive entrants into the field of network fault and performance management may come from areas as diverse as embedded systems in network hardware from established network hardware companies, as well as certain software referred to as "network management" by smaller companies. The primary competitors for the Company planned products are Network General, Hewlett-Packard Company ("Hewlett-Packard"), and 3Com, which are already well entrenched in the market for network management systems. Network General, Hewlett-Packard and 3Com have greater name recognition, more extensive engineering, manufacturing and marketing organizations and substantially greater financial, technological and personnel resources than those available to the Company. Other competitors include Azure Technologies Incorporated, Frontier Software Development, Inc., Wandel & Goltermann, Inc., Shomiti Systems, Inc. and embedded systems companies.

     There can be no assurance that the Company's products will ever receive commercial acceptance, or that there will ever be any meaningful sales of its products. Furthermore, new companies may emerge at any time with products that are superior, or that the marketplace perceives are superior, to the Company's products. New entrants, new technology and new marketing techniques may cause customer confusion, thereby lengthening the sales cycle process for the Company. Increased competition may also lead to downward pricing pressure on the Company's products.
     14

     The LAN and WAN industries are characterized by rapid technological advances and can be significantly affected by product introductions and market activities of industry participants. In addition to its current principal competitors, the Company expects substantial competition from established and emerging computer, communications, intelligent network wiring, network management, embedded systems and test instrument companies. There can be no assurance that the Company will be able to compete successfully in the future with existing or anticipated competitors.

     Competitive pressures from existing manufacturers who offer lower prices or introduce new products may, in some instances, result in delayed or deferred purchasing decisions by potential customers of the Company. Purchase delays or deferrals by potential customers of the Company's products may require the Company to reduce its prices. These competitive scenarios could materially adversely affect the Company's revenues and operating margins.

16. DEPENDENCE UPON DEVELOPING NEW PRODUCTS. The Company believes its future success will depend, in part, on its ability to continue to develop, introduce and sell new products. The Company is committed to continuing investments in research and development; however, there is no assurance these efforts will result in the development, timely release or market acceptance of new products.

17. IMPACT OF GENERAL ECONOMIC CONDITIONS ON OPERATIONS AND DEPENDENCE UPON OTHER COMPANY'S PRODUCTS AND THEIR AVAILABILITY. The Company's proposed products may be considered by certain customers to be capital purchases. An adverse change in general economic conditions could cause certain of the Company's potential customers to reduce their capital spending, which may adversely affect the Company's operating results.

     For certain critical components of its products, the Company anticipates that it will be relying on a limited number of suppliers. In addition, it is anticipated that some of the Company's products will be designed around specific computer platforms which are only available from certain manufacturers. Any significant shortage of computer platforms or other critical components for the Company's products could lead to cancellations or delays of purchases of the Company's products which would materially adversely affect the Company's operating results. If purchases of computer platforms or other components exceed demand, the Company would incur expenses for disposing of the excess inventory, which would also adversely affect the Company's operating results.

18. NEED OF COMPANY TO COMPLY WITH ELECTRICAL, EMISSIONS, AND OTHER APPLICABLE SAFETY REQUIREMENTS. There can be no assurance that the Company's Products will meet all necessary electrical, emissions or other applicable safety requirements in any of its major potential markets or that standards imposed by federal or local authorities will not be changed with material adverse effects on the Company's activities. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, thus, causing an adverse effect on the Company.

19. DEPENDENCE UPON TECHNOLOGY FROM SUN MICROSYSTEMS. The Company licenses Java and Solstice technology from Sun Microsystems. The quality of those technologies can affect the Company's ability to deliver and market its products in many ways, including, but not limited to, timely delivery of product to market, quality of finished goods, and market acceptance of the Company's products.

20. SUBSTANTIAL IMMEDIATE DILUTION. The Selling Shareholders in this Offering suffered immediate, substantial dilution of their interests. Prior to the Selling Shareholders purchasing their shares, 5,233,500 Shares were issued for $993,400. Therefore, the Selling Shareholders contributed approximately 76% percent of all cash raised and own, in the aggregate, 17% of the Company's outstanding Shares.

21.  DEPENDENCE OF THE COMPANY UPON UNPROVEN PRODUCTS.
Management believes that the Company's financial performance will be dependent upon its ability to market its Products.

     Because the Products are only at the conceptual stage, with one product at the software only prototype stage, there can be no assurance that the Company will be able to develop the Products. Furthermore, even if the Company is able to develop a product, there can be no assurance that the Company will be able to sell any Products. Accordingly, there can be no assurance that any significant demand for the Products will ever develop or that the Products will be able to effectively compete with products produced by others.

22. LIMITED MARKET FOR SHARES; POTENTIAL SALES OF SUBSTANTIAL AMOUNTS OF SHARES. There are presently 6,276,600 outstanding Shares. Prior to this offering ("Offering"), there has been a limited public market for the Common Stock of the Company on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board ("OTC Bulletin Board") and there can be no assurance that any active trading market will ever develop. In the event that no liquid market for the Shares develops, it will be extremely difficult for a shareholder to dispose of the Shares. In the event a market develops, there can be no assurance that the market will be strong enough to absorb all of the Shares which may be offered for sale by existing shareholders. The resales of substantial amounts of Shares will have a depressive effect on the market.

23. SIGNIFICANT CONTROL AND INFLUENCE BY EXISTING SHAREHOLDERS. At this time, Management and insiders beneficially own approximately 44% of the Company's outstanding shares. As a result, Management will be able to control most matters requiring shareholder approval, such as the election of directors, or a merger or consolidation of the Company. Under certain circumstances, such control could prevent shareholders from receiving a premium over the then current market value for their shares.

24. LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW. Pursuant to the Company's Certificate of Incorporation, as authorized under Delaware law, officers and directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with breach of duty or loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law, or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's Certificate of Incorporation provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law for expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

25. CONSEQUENTIAL LOSS. The Company's products are complex, distributed software systems, which under certain conditions have the capability to damage rather than assist the network on which it is installed. This leads to the possibility of a loss, although the Company's software takes explicit steps to avoid this type of fault. Although the Company's license terms explicitly deny responsibility for losses of this type, the risk still exists.


                         USE OF PROCEEDS

     Because the Shares being offered hereby have already been sold by the Company during November 1996, the Company will not be receiving any proceeds from the sales of Shares by the Selling
Shareholders.

                         DIVIDEND POLICY

     The Company has never declared or paid cash or other dividends on its Shares and it is currently the intention of the Company not to declare or pay cash dividends on its Shares. The payment of cash dividends in the future will depend on the Company's earnings, financial condition, capital needs and other factors deemed relevant by the Board, including statutory restrictions on the availability of capital for the payment of dividends, the rights of holders of any series of preferred stock that may hereafter be issued and the limitations, if any, on the payment of dividends under any then-existing credit facility or other indebtedness. It is the current intention of the Board to retain earnings, if any, to finance the operations and expansion of the Company's business.



                           THE COMPANY

      The Company was incorporated on May 2, 1996 under the laws of Delaware. The Company's plans are to design, develop, manufacture, and market new computer network management systems to (i) maximize network productivity, (ii) minimize network downtime, and (iii) solve network problems caused by the constant increase in network traffic, combined with the growing complexity of networks. These problems result in escalating costs and major systems failures across the corporate spectrum. Management believes that current network management systems do not have the capability to effectively deal with these problems.

     The Company is designing products consisting of portable tools and centralized systems incorporating a proprietary technology linking advanced protocol decodes with expert analysis capabilities to facilitate identification, diagnosis and resolution of network problems.

                            Background

     Over the past ten years corporations have moved rapidly from using mainframe computers with numerous access terminals to individual personal computers ("PCs"), interconnected by networks. This has resulted in the network traffic increasing to the point where it outstrips the capacity of the existing networks.

     A corporate network may connect thousands of individual PCs together. The network, rather than a mainframe computer, now connects all the parts of the organization together. This resulting increase in network use can result in increased costs to a company including (i) uncontrolled and unknown network traffic, (ii) unnecessary telephone costs, and (iii) poor usage accounting.

     Management believes there a number of problems with the management of networks today.

     One major problem with existing network management systems is their inability to determine the reason why the link between two PCs is busy, or which type of traffic is causing the congestion (i.e., processing, spreadsheets, dealer feeds, games, etc.).

     Management believes that another major problem with existing network management systems is their inability to efficiently and cost-effectively do anything other than real-time sampling. Real time sampling will only describe the current state of the system, which immediately after a failure is "down". Management believes that a real-time view is not effective for long-term solving or diagnosis.

     Management believes that existing network management devices are expensive, while being limited to carrying out a single function. Existing networks probe devices or network analyzers require other devices for these products to work most effectively. Accordingly, the cost of deploying these network probes and related devices can be quite expensive.

     The Company plans to design products which would provide practical tools to address the problems of (i) uncontrolled and unpredictable network traffic, (ii) unnecessary telephone line charges, and (iii) poor usage accounting.

Planned Initial Products

     The initial products the Company currently plans to develop are as follows:

     1.  Mid-Level Manager ("MLM")

     It is intended that the MLM will be an application suite suitable for execution on Sun Solaris, IBM AIX, Windows NT and Windows 95. Management anticipates that the initial releases will be on Windows NT. It is intended that the Manager will provide the interface between the raw statistics gathered at the probe and the presentation layer software used to display this data.

     The MLM will support(i) RMON data capture interface allowing data capture from existing RMON probes, and (ii) SNMP data capture interface allowing data capture from existing SNMP devices.

     The MLM will be designed to allow secure network installation of user applications. The security will prevent the execution of unlicensed copies of Jyra Products. The MLM will contain authentication capability internally to prevent unauthorized access and will be designed to support external authentication protocols such as TACACS, CHAP, and RADIUS.

     2.  Jyra Diagnosis Pack

     It is intended that this product will provide local diagnosis of network problems. Management plans that the probe software will be secured so that it cannot be used in non-Jyra systems.

     3.  Jyra Analysis Pack

     Management anticipates that this product will provide a global view of the performance of applications within a network, capturing and analyzing data from more than one probe. This product would provide the administrator of the network system with a view of traffic across an entire network. This would allow the administrator to gain an understanding of the flow of traffic and to optimize the network by managing out unnecessary traffic.

     It is intended that this product would be equipped with memory capacity sufficient to record problems as they occur and play back the sequences of events that led up to the problem. In addition, Management believes that this historical data allows trend analysis and will provide a company with the ability to charge its various operating companies according to their use of the network.

     It is anticipated that data analysis will be distributed depending upon where the CPU, memory and network bandwidth constraints exist within the monitoring system.

     4.  Jyra Probe

     The Jyra Probe ("Probe") is likely to be available as a 10/100 Mbps Ethernet device. It is intended that the Probe will support multiple packet capture contexts so that traffic streams from different switching configurations can be separated.

     5.  Service Management

     Management anticipates that this product will initially focus on measuring and reporting on response time as experienced by network users. Management anticipates that this will be supplemented by an application oriented network cost management system based upon transactional monitoring and billings.

                             *******

     It is the Company's goal that any products it may develop will be compatible with the emerging standards being set by users of the Internet and its equipment suppliers. Management hopes that such an approach will help attract third parties to develop applications supporting the Company's products.

     However, there can be no assurance that the Company will be able to develop any of the products described above, or that, even if developed, that any of the products will be commercially successful.

                          MANUFACTURING


     After the Company completes designing a product, the Company must then arrange for a prototype or model to be manufactured.
If tests of the prototype are successful, and Management believes that there will be a commercial demand for the product, Management must arrange for the product to be manufactured in commercial quantities. Currently, the Company does not plan on manufacturing any Products itself, but plans on having outside manufacturers produce any Products.

     Management intends that the hardware element of the Probe will be assembled using industry standard components such as microprocessors manufactured by Intel and network adaptors manufactured by Digital Equipment. The Probe would then assembled by a third party assembler. Management believes the primary advantages of using a third party to assemble the Probe are (1) the Company would not incur the expense of operating a manufacturing plant, and (2) the Company would achieve lower component costs through the buying capability of the assembler who buys standard components in large numbers.

     The Company anticipates that its manufacturing operations will not require any capital expenditures for environmental control facilities or any special activities for protection of the environment.

LICENSE FROM SUN MICROSYSTEMS

     On June 29, 1996, the Company entered into a Technology License and Distribution Agreement ("Agreement") with Sun Microsystems, Inc. ("Sun"). Under the Agreement, the Company was granted a worldwide non-exclusive license to develop and distribute products based upon Sun's Java technology (the "Java Technology"). The Agreement does not prohibit the Company from using technology which is competitive with Java Technology. Although Java Technology is a yet-untested work in progress, since Management expects Java Technology to be a suitable basis for the Company's initial products, Management intends to develop the Company's Probe and related products based in large part upon Java Technology.

     Pursuant to the Agreement, the Company is required to meet three principal payment obligations to Sun, consisting of: A.
upfront license fees; B. per unit royalties; and C. support and update fees.

     The Agreement is capable of ending either by expiration or termination. The Agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the Agreement for as many as five successive terms of one (1) year each. If the Agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating Java Technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties."

     Alternatively, if the Agreement ends by termination (as distinguished from expiration), the Company would be required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate Agreement for its convenience effective as early as the end of the second year of the initial term.

                 PROPRIETARY RIGHTS AND LICENSES

     At the present time, the Company does not own any patents relating to any of its planned Products. Management intends to rely primarily upon copyright, trademark and trade secret laws to establish its proprietary rights in its products. Because the LAN and WAN industry is characterized by rapid technological change, the Company will be relying upon its innovative management, technical expertise, and marketing skills to develop, enhance and market its products.

             MARKET FOR COMPANY'S PROPOSED PRODUCTS

     The market for network monitoring equipment is a result of the general globalization of business. Corporations are increasing selling, developing and supporting products at all times, throughout the world. This, in turn, causes the creation of additional corporate networks.

      Management believes there are millions of computers connected to local area networks around the world. Management also believes that the growth of these corporate networks will continue to grow rapidly, fueled, in part, by the growth in the Internet and the telecommunications industry. Management believes that the market for network monitoring equipment is growing and that the opportunity exists for new products to find acceptance in the marketplace.

     Management believes the market for networking products is divided into five major semi-autonomous sections as described below.

  Fortune 500 Corporations

     The Fortune 500 companies are major consumers of network management technology. Networks are crucial to the success of these companies. Although networks are important strategic assets for these companies, they also present major risks and constitute major expenses. Once the Company has Products that are ready to be marketed, the Company intends to approach directly major corporations where Management believes the Company has a good possibility of making sales. Initially, the Company will focus on approaching a limited number of companies (30), to help ensure that early sales and implementations of the Products go smoothly. Subsequently, the Company plans to recruit up to two marketing representatives for the United Kingdom and United States.

Telecommunications Providers

      The increase in the use of the Internet and ATM services is requiring providers of telecommunications equipment to develop more flexible services, many of which will be billed by usage.
Manage significant demand in the area of Internet billing.

     In conjunction with the marketing activities planned for the Fortune 500 companies described above, Management plans to initially approach major telecommunications companies in the United Kingdom and the United States with a view to initiating trials of the Company's systems in the areas of networking and Internet problem solving and network chargeback. If the trials are successful, Management believes these companies will be in a position to distribute the Company's products to their customers. However, there can be no assurance that (i) any telecommunications companies will test the Company's products,
(ii) that any trials conducted would be successful, or (iii) these companies would distribute the Company's products to their customers.

     Because virtually all of the Fortune 500 companies are customers of major telecommunications companies, Management intends to focus its direct marketing activities to attempt to create demand for the Company's Products within the Fortune 500 companies, which can then be fulfilled by the major telecommunications companies.

Outsourcers

     Outsourcers are outside organizations which a company uses to manage certain aspects of the company's operations. Outsourcing companies can reduce the cost of network ownership through remote management. Outsourcers must demonstrate that their services are effective to retain their contracts. It is not uncommon that many of these contracts do not become profitable until they are renewed. Outsourcers require the networks that they manage to have a greater amount of remote diagnosis, control and measurement equipment than previously existed.

     A key element for outsourcers is providing network monitoring services less expensively than the company could do so itself. Management believes that its proposed products will be able to efficiently monitor significant events, carry out instant diagnosis, and capture performance and billing information.

     Initially, all approaches to outsource companies will be made by Management. Once the Company obtains a reference customer, the Company intends to recruit a third market representative to focus on this area, along with third party applications vendors.

Third Party Application Developers and Consultants

     Service-only companies, such as software application developers, require technologies to which they can add value. Management believes that the ability to add local programming for specialist applications to its proposed products will make its products attractive to consultants and software developers. Management intends to control the architecture and platform licensing, not the overall market. The Company plans to market its open probe architecture over the Internet and publish the links to its architecture necessary for third parties to build applications to the Probe.

Existing Data Communications Equipment and Probe Vendors

     Major equipment vendors are already utilizing distributed approaches for controlling equipment, but, generally, own no probe technology of their own. Management intends to attempt to license its proposed products to both major and smaller vendors within the network industry. Once the Company has established sales for its products in the markets described above, Mr. Paul Robinson, CEO of the Company, will approach existing vendors. Management believes that the potential opportunities are of high value but not numerous, so any marketing activities will be carried out by Management.

               UNITED STATES MARKETING OPERATIONS

      The Company intends to establish a sales presence in the United States during the second quarter of 1997, and plans to attend a trade show in Las Vegas, Nevada in May 1997. At this show the Company hopes that it will be able to publicly launch its initial products.

     In addition, the Company plans on opening sales offices in New York and/or California. Initially, the Company intends to hire three people for its United States operations. However, there can be no assurance that the Company will be able to attract qualified salespeople or that any salespeople hired will be successful. Moreover, there can be no assurance that the Company's products will be well received or that the United States activities will result in increased revenues for the Company.


                     COMPETITIVE TECHNOLOGY

     The Company's planned products will compete in three sectors of the systems and network management market:

     1.   Network Diagnosis and Analysis;

     2.   Remote Monitoring; and

     3.   Systems Management.

     Management believes that the primary forces that control these markets are:

     (i) minimizing overall user network cost on the theory that application of the appropriate technology will reduce the number of people required to manage the network; and

     (ii) the desire on the part of managers to catch up on communications technology. Management believes that owners of networks generally feel that they do not have the right degree of control, compared to other business assets such as mainframe computers. The protocols, applications and bandwiths in use are changing much faster than the management technology can keep up with.

                 NETWORK DIAGNOSIS AND ANALYSIS

     This part of the market is highly fragmented, although products can generally be placed into three categories:

     1.   portable packet capture;

     2.   local network analysis; and

     3.   global network analysis.


     (A)  Portable Packet Capture

     Devices in the class are designed to capture all traffic from a single network segment for later analysis. The device will attempt to decode each packet seen on the network; expert analysis of what is actually transpiring is left to the user.

          Triticom LANDecoder

      Triticom is the developer is many LAN management tools designed for network administrators and integrators. Triticom's products include software-based network monitors, protocol analyzers, bridges and routers, RMON and Microsoft Windows network management software.

     The Triticom LANDecoder is a software packet capture and protocol analyzer product which runs on almost any PC. The device is designed as an inexpensive field service tool. The device makes it easy to capture data as it decodes a wide variety of network protocols.

       Wandel and Goltermann

     The WG DA30 is the most expensive piece of network diagnosis equipment in common use. It is typically sold to large corporations, product manufacturers, and network integrators.

     The device supports multiple physical interfaces at wire-speed through the use of multiple processors. For a user with significant programming skills, it is possible to write specialized capture and diagnosis routines in Occam, a parallel-processing programming language designed to support the SGS-Thomson (Immos) Transputer, which is attached to each physical interface. Wandel and Goltermann also produces the Domino, which is a single module packaged for use with a laptop PC.

     Hewlett-Packard

     Hewlett-Packard is recognized as the market leader in serial line analyzers, but it has not been able to establish the same leadership in LAN analyzers or in RMON probes. Management of the Company believes this is due to competition from PC-based platforms for the low-end market.

     (b)  Local Network Analysis

     Network General

     The Expert Sniffer, sold by Network General, is a PC-based network monitor which accumulates information about traffic flows on Ethernet, FDDI, and Token Ring segments in almost real-time. Following data capture, a series of expert system modules interpret the capture data traffic to make assessments of where any problems may lie. This expert analysis makes protocol knowledge available to less skilled field service staff and
reduces repair time in corporate environments.   The Distributed
Sniffer consists of one or more probes and a management application sells for around the same price.

     (c)  Global Network Analysis

     ECONet

     ECONet is a PC-based application which first came to market in early 1995, under the name CoroNet. The product won a Best in Show award at Interop and was immediately purchased by Compuware for $35 million. ECONet was the first product to use packet capture and analysis techniques to attempt to automatically build a global view of the applications in use within a network. Compuware is now marketing the product as a relatively low-end PC application rather than as an advanced corporate network management tool. The product is very useful in providing network managers application-oriented network utilization figures. Management of the Company believes that there are no other similar products which meets this need without significant engineering work on the part of the end user.

     Desktalk TrendSNMP+

     This is a data collection and consolidation system for long-term capture of SNMP and RMON data. The product can be used as a base for service-level monitoring, capacity planning and billing. The basis for monitoring is limited to the functions provided by RMON and SNMP. It uses a standard relational database. It has a sophisticated polling engine.

                        REMOTE MONITORING

     Current and future remote monitoring products are based on the RMON and RMON-2 standards. RMed set of monitoring functions which can be performed by a probe on a single network segment. RMON-2 includes packet capture, conversation statistics and by a breakdown by communications protocol.

     The primary disadvantages of RMON are:

     a. due to the requirement that standards agree among competing manufacturers, the standard that is adopted, usually substantially trails user needs;

     b. the reporting and control mechanism for RMON is SNMP, which leads to highly inefficient data transfers. The fixed function of the RMON probes means that sophisticated applications have to be executed at a central management station, to which all data must be transferred. The use of SNMP makes this impractical in many networks;

     c. problem analysis still requires expert individuals for such analysis;

     d. as the number of devices supported by each network segment becomes reduced, the per-user cost of RMON increases. Few organizations feel that they can afford a probe per segment.

     Management of the Company has had direct recent experience constructing management reporting solutions with RMON products and recognize the following limitations:

     a.   limited programming capability at the probe;

     b.   very inefficient data transfer;

     c.   limited security for captured data; and

     d.   limited resilience in the management system as a whole.

     Each probe vendor has its own unique management technology. This allows the probe vendor to drive the vendor-specific features of each offering, while allowing the products to be demonstrated. These management applications have required the probe vendors to engage in a substantial amount of re-engineering. As a general rule, the management applications designed by probe vendors compare unfavorably to the products of the leading systems management vendors.

     Activity in RMON probe manufacturers is currently focused on four areas:

     a. alliances with major vendors of network switching equipment;

     b.   upgrading from RMON to RMON-2;

     c.   supporting new physical interfaces; and

     d.   increasing management functionality.


     The leading products in this area are manufactured by Frontier Software, ARMON, AXON and Hewlett-Packard.

     Frontier Software

     Frontier Software ("Frontier") has two major products:
Netscout Probes and Netscout Manager. Generally, customers buy one or more probes, depending upon the number of network segments to be monitored, and one copy of the Netscout Manager.

     Frontier has the most third-party relationships, and supplies products and technology to the market leading switch vendor, Cisco Systems. Frontier supports the widest range of physical interfaces: 10 mbps Ethernet, Token Ring, FDDI, and high-speed serial links. Frontier uses a ruggedized PC hardware platform, which gives Frontier a cost advantage when developing new probes.

                       SYSTEMS MANAGEMENT

     Systems management products take a top-down view of the entire information technology infrastructure within a single corporation. They developed as an extension of the market for network management consoles. These are large complex applications for which development takes a long time, and innovation is rare. Management of the Company believes that there have been no significant technical innovations in the area since Hewlett-Packard Openview first came to the market.

     The leading corporate systems management products are:
Computer Associates Unicenter, Hewlett-Packard Openview, IBM
System View, and Tivoli.

     Typical customers spend in excess of $250,000 on systems management products, and an additional $250,000 to make the products perform.

     Timetable

     Management of the Company believes that it has adequate funds to develop and bring to market its initial products.
Management anticipates that during the first half of 1997 it will complete development and commence marketing its initial planned products.

     The primary steps the Company must complete include:

     1. complete development of the software to be utilized in the Probe and management functions;

     2. location and evaluation of suitable OEM hardware components to be used in manufacturing of Products;

     3.   complete management and analysis applications to enable
          Company to demonstrate Company's planned Products to potential customers.

                      FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The Company's audited financial statements for the period from its inception, May 2, 1996, through December 31, 1996 reflect a net loss of $347,692, which relates to the expenses incurred in developing its initial products, forming the Company, and the raising of approximately $4 million through the sale of 6,276,600 Shares.

     At December 31, 1996 the Company had cash on hand of approximately $3.4 million. The Company believes these funds are adequate to finance operations through mid-1998, assuming the Company receives no other funds, from either the sale of Shares or its products.

     From May 2, 1996 through December 31, 1996, the Company's only source of revenues has been $30,366 in interest it has received from funds on deposit.

     On August 14, 1996 the Company formed a wholly-owned subsidiary in the United Kingdom, Jyra Research Ltd., to carry out research and development duties. Currently, the majority of the Company's activities are carried out through Jyra Research
Ltd.

     The Company's monthly general and administrative expenses are approximately $125,000 (exclusive of legal, auditing and license payments). Management anticipates that this figure will increase significantly in the first half of 1997 as it launches its products and establishes a presence in the United States. In addition, the Company will be incurring costs of approximately $100,000 in connection with the initial manufacture and launch of its initial products, scheduled for the second quarter of 1997.

      The Company also has financial commitments relating to its agreement with Sun Microsystems to license Sun's Java technology. For each of the first 5,000 products utilizing Java Technology sold by the Company, the Company will be required to pay Sun a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay Sun a royalty of $20 per unit.

     In addition, as "support and update fees," the Agreement requires the Company to pay Sun: $50,000 per year for the period during which the Company is paying "per unit royalties" of $66; and $300,000 per year for the period when the Company is paying Sun "per unit royalties" of $20.

SELECTED FINANCIAL DATA


     Following is selected financial data of the Company for the period from the Company's incorporation, May 2, 1996, through December 31, 1996.



For the period
May 2, 1996
through
December 31,
1996
At December 31,
1996














Current Assets

3,449,489



Current
Liabilities

100,994


Stockholders
Equity

3,446,701


Revenues
0



Loss
347,692



PAGE

                        OFFICE FACILITIES

      The Company's executive offices are located at 41 Thurloe Square, London, England where it currently utilizes approximately 200 square feet. The Company leases approximately 2,700 square feet of space at Hamilton House, 111 Marlowes, Hemel Hempstead, Hertfordshire HP1 1BB England from where it conducts research and development, at an annual rental of 23,500 pounds sterling. The lease expires in August 1999.

              DIRECTORS, OFFICERS AND KEY PERSONNEL

Management

 NAMEAGE               POSITION

 Paul Robinson  33       President, CEO, Chairman of the
                         Board

  Peter Lynch 41         Director, VP - Technology

 Roderick Adams 33       Director, VP-Corp. Development

Andy Mulholland     47        Director - Jyra Research Ltd.


     Paul Robinson has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since June 3, 1996. From August 1995 to October 1, 1996, Mr. Robinson was an Account Manager for Cisco Systems, handling customers in the United Kingdom financial sector. From 1992 to August 1995 Mr. Robinson was employed by Biss Ltd. as a new business sales executive. From 1989 to 1992 Mr. Robinson was a sales executive for Prime Computers in the United Kingdom. In 1990, Mr. Robinson was transferred to Thailand where he was sales manager for southeast Asia. Mr. Robinson intends to spend all of his time on the Company's affairs.

     Peter Lynch has served as a director of the Company since its inception in May 1996. Since 1990 Mr. Lynch has held various management positions with Wang Biss Ltd. in the areas of system engineering, product marketing, and regional operations. Mr. Lynch intends to spend all of his time on the Company's affairs.

     Roderick Adams has served as a director of the Company since its inception in May 1996. Since 1991 Mr. Adams has acted as a consultant to a number of companies seeking financing. Mr. Adams provides services and advice on corporate matters including fund raising, listings and quotes, investor and media relations. Mr. Adams intends to spend all of his time on the Company's affairs.

     Mr. Andy Mulholland has served as a director of Jyra Research Ltd., the Company's wholly-owned English subsidiary, since January 14, 1997. Since July 1996, Mr. Mulholland has been a divisional director of Cap Gemini UK, part of Europe's largest computer services business. From 1989, Mr. Mulholland was a founder and marketing director (executive) of BISS Ltd. In 1993 he was a key figure in raising more than 5.5 million pounds sterling for a management buy out of BISS Ltd. BISS Ltd. was subsequently sold to Wang Laboratories, USA in 1995. Mr. Mulholland is an experienced senior manager with strong skills in strategic, tactical, and management aspects of technology and services provisions.





                          REMUNERATION

                          SUMMARY COMPENSATION TABLE *



     LONG-TERM
       ANNUAL COMPENSATION COMPENSATION
-----------------------------------------------------------------
               NUMBER OF
NAME AND PRINCIPAL POSITION   YEAR  SALARY    BONUS    OPTIONS
-----------------------------------------------------------------

Paul Robinson..............    1996  46,500\1     0         0
   Chairman, Chief Executive Of-
    ficer, President

Peter Lynch................    1996  46,500\2     0         0
   Director, VP-Technical

Roderick Adams..............   1996  43,000\3     0         0
   Director, VP-Corp. Development

     34

* All monetary amounts in this table are in English pounds sterling.

1/ Mr. Robinson is being compensated at an annual rate of 46,500 pounds sterling per year. Such compensation commenced on October 1, 1996. From the Company's incorporation on May 2, 1996 through September 30, 1996, Mr. Robinson received no compensation from the Company. For the period from October 1, 1996 through December 31, 1996, Mr. Robinson received compensation totaling 11,625 pounds sterling.

2/ Mr. Lynch is being compensated at an annual rate of 46,500 pounds sterling per year. Mr. Lynch began receiving compensation in July 1996. Through December 31, 1996 Mr. Lynch received compensation totaling 23,250 pounds sterling.

3/ Mr. Adams began receiving compensation at the annual rate of 43,000 pounds sterling in July 1996. Through December 31, 1996,
Mr. Adams received compensation totaling 21,500 pounds sterling.

     AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-
     END OPTIONS/SAR VALUES

     At the present time, no stock options are held by any of the Company's officers and directors. At the present time, the Company has outstanding stock options to purchase a total of 60,000 Shares at an exercise price of $0.40 per Share, 40,000 Shares at an exercise price of $4.00 per Share, 55,0000 Shares at an exercise price of $7.00 per Share, and 7,500 Shares at an exercise price of $8.50 per Share.


                        STOCK OPTION PLAN

     The Company has adopted the Stock Option Plan (the "Plan") to attract and retain officers, non-employee directors, employees, and consultants of the Company or any of its subsidiaries or affiliates. The Plan authorizes the purchase of up to 500,000 shares of Common Stock through the grant of stock options and awards of restricted stock. The Company has granted options under the Plan to purchase 162,500 Shares of the Company's Common Stock at varying exercise prices. The Plan will be administered by either the Board of Directors or a committee of two or more non-employee directors ("Administrator"). In general, the Administrator will determine which eligible officers, directors, employees and consultants of the Company may participate in the Plan and the type, extent and terms of the stock option grants and awards of restricted stock.

     Options granted to employees may be either incentive stock options within the meaning of Section 422 of the Code ("ISOs") or non-ISOs. Each option has a maximum term of ten years from the date of the grant, subject to early termination. The exercise price of any options granted after this Offering shall be equal to the greater of the market price per share of the Common Stock on the date of grant or the initial public offering price. At the discretion of the Administrator, the exercise price of the options may be paid in cash, with shares of Common Stock having a fair market value equal to the option exercise price, or with other property having a fair market value equal to the option exercise price, including other vested but unexercised options. In the event of a change in control, as defined in the Plan, all options will become immediately vested and exercisable and the restrictions with regard to restricted stock will lapse, unless provided otherwise.


                   RELATED PARTY TRANSACTIONS

     During 1996 the Company has issued a total of 132,600 Shares to Union Securities (International) Ltd., as compensation for its services in assisting the Company sell Shares in the (i) June/July 1996 offering and (ii) the European Offering in October and November 1996. Mr. Timothy A.B. Mills, a founder of the Company, who owns 550,000 Shares, is a director, and owns 20%, of Union Securities (International) Ltd.


                            DILUTION


     The Selling Shareholders in this Offering suffered immediate, substantial dilution of their interests upon their investment in the Company. Prior to the Selling Shareholders purchasing their shares, 5,233,500 Shares were issued for $993,400. Therefore, the Selling Shareholders contributed approximately 76% percent of all cash raised and own 17% of the Company's outstanding Shares.


                     PRINCIPAL STOCKHOLDERS


     The table below sets forth certain information regarding the beneficial ownership as of the date hereof and as adjusted to reflect the sale of Common Stock offered hereby, by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, (x) the Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares, and (y) the address of the beneficial owner is the address of the principal executive offices of the Company. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.


        PERCENTAGE(1)

                          NUMBER OF
                          SHARES
                          BENEFICIALLY    BEFORE   AFTER
NAME                      OWNED           OFFERING OFFERING
-----                   ------------      -------- -------
Paul Robinson            735,000          11.7%   11.7%
Peter Lynch              735,000          11.7%   11.7%
Roderick Adams           730,000          11.6%   11.6%
Timothy A.B. Mills       550,000           8.8%    8.8%

All executive officers and directors as a group
 (3 persons)           2,200,000          35.1%   35.1%
- --------


PAGE

               TRADING MARKET OF COMPANY'S SHARES

     The Company's shares have traded on National Association of Securities Dealers Over the Counter Bulletin Board ("OTC Bulletin Board") since September 24, 1996. The price range of trading in the Shares, on a quarterly basis, since that time, is as follows:


     OTC BULLETIN
     BOARD
                  1996 Trades              Volume
                  Low |High

     1st Quarter        |

     2nd Quarter        |

     3rd Quarter  .90   | 1.625          182,200

     4th Quarter 1.50   |12.00         4,496,500


                  1997 Trades              Volume
                  Low |High



     1st Quarter 7.125|24.00            2,756,300



Note: OTC Bulletin Board Quotations - The OTC Bulletin Board quotations represent inter-dealer prices, without mark-ups, commissions, etc., and they may not necessarily be indicative of actual sales prices.

     The last trade of the Shares on the OTC Bulletin Board on March ____, 1997 was $_____.



                           LITIGATION

     None.

          CAPITALIZATION AND DESCRIPTION OF SECURITIES


     The Company has one class of capital stock outstanding, common stock having $0.001 par value ("Shares").

     On March 31, 1997, there were 6,276,600 Shares outstanding out of 20,000,000 Shares authorized.

     All Shares are of the same class and have the same rights, preferences and limitations. Holders of Shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefor. The By-Laws impose no limitations on the payment of dividends. A quorum for any meeting of shareholders is a majority of Shares then issued and outstanding and entitled to be voted at the meeting. Holders of Shares are entitled to one vote per Share. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. Upon any liquidation, dissolution or winding up of the business of the Company, any assets will be distributed to the holders of Shares after payment or provision for payment of all debts, obligations or liabilities of the Company. Except as otherwise disclosed in this Memorandum, there are no preemptive rights, subscription rights, conversion rights or redemption provisions relating to the Shares, and none of the Shares carries any liability for further calls.

     The rights of holders of Shares may not be modified other than by vote of two-thirds of the Shares voting on such modification.


            INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the General Corporation Law of Delaware, as amended ("DGCL"), the Company's Certificate of Incorporation limits the personal liability of a director or officer to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit.
     39

    The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


DELAWARE LAW

     The Company is subject to Section 203 of the DGCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became a stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the Board of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

     The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT

     The transfer agent for the Common Stock is the Registrar and Transfer Company, Cranford, New Jersey.

SHARES ELIGIBLE FOR FUTURE SALE

     At the present time, the Company has 6,276,600 shares of Common Stock outstanding, not including the 157,500 shares of Common Stock issuable upon exercise of the options held by the Company's employees, Of these outstanding shares, 5,233,500 shares may be freely traded without restriction or further registration under the Securities Act, except that any shares that are held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act including the exemption provided by Rule 144 adopted under the Securities Act.

     1,043,100 shares of Common Stock were sold in Europe in October and November 1996 pursuant to the safe harbor from registration set forth in Regulation S, promulgated under the Securities Act. Under Regulation S, these shares are subject to a "restricted period," that requires that the Company take such steps as are necessary to ensure that the shares are not resold into the United States for at least one year from the date of sale. 1,043,100 of these shares, are being registered pursuant to this prospectus. These Shares, if not sold pursuant to this prospectus, will be available for resale into the United States commencing in October 1997.

     In addition, shareholders who are deemed to be affiliates are also subject to resale limitations pursuant to Rule 144. Currently, there are 2,750,000 shares which are held by founders of the Company which may be deemed to be "control stock." These shares, although not subject to a two-year holding requirement, are still subject to the other provisions of Rule 144, so long as the shareholder is deemed to be an "affiliate" of the Company.

     In general, under Rule 144 as currently in effect, an affiliate will be entitled to sell, within any three-month period, that number of shares that does not exceed tthe then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock that are not Restricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least three years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. The Commission is currently considering a reduction in the required holding periods under Rule 144.

     No predictions can be made of the effect, if any, that future sales of shares of the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Shares in the public market could adversely affect the then-prevailing market price.

     In addition, any employee, officer or director of or consultant to the Company who purchases his or her shares pursuant to a written plan or contract may be entitled to rely on the resale provisions of Rule 701, promulgated under the Securities Act ("Rule 701"). Rule 701 permits affiliates to sell their shares which are subject to Rule 701 ("Rule 701 shares") under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell Rule 701 shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus. At the present time, there are no Rule 701 shares outstanding.

LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Berns & Berns, New York, New York.


EXPERTS

     The financial statements as of December 31, 1996, and for the period from May 2, 1996 through December 31, 1996 included in this Prospectus have been audited by Faw, Casson & Co., LLP, independent auditors, as stated in their reports appearing herein and elsewhere. Such financial statements included herein in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions having been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the securities offered by this Prospectus and such omitted information, reference is made to the Registration Statement, including any and all exhibits and amendments thereto. Statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

     Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center,

500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically of such site is http://www.sec.gov.

    The Company intends to furnish its stockholders with annual reports containing audited financial statements, quarterly
reports containing unaudited financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.
                               44
PAGE

FINANCIAL STATEMENTS

                             TABLE OF CONTENTS

                       *****************************



         PAGES

       INDEPENDENT AUDITORS REPORT                              1

      AUDITED FINANCIAL STATEMENTS

          Consolidated Balance Sheet                             2

          Consolidated Statement Of Operations                   3

          Consolidated Statement Of Stockholders Equity          4

          Consolidated Statement of Cash Flows                   5

          Notes To Consolidated Financial Statements         6 - 10

      SUPPLEMENTARY INFORMATION

Development And Administrative Expenses                11

Schedule 1:  Condensed Financial Information - Omitted:  Test Not
  Met

Schedule 2:  Valuation And Qualifying Accounts - Omitted:
  Full Disclosure In Financial Statements And Notes Thereto

Schedule 3:  Real Estate And Accumulated Depreciation - Omitted:
  No Respective Financial Statement Caption

Schedule 4:  Mortgage Loans On Real Estate - Omitted:
  No Respective Financial Statement Caption

Schedule 5:  Supplemental Information Concerning Property -
                      Casualty Insurance Operations - Omitted:
                      No Respective Financial Statement Caption


                       *****************************

                               46
PAGE

                               47
PAGE

                    SUPPLEMENTARY INFORMATION



















                               48
PAGE

INDEPENDENT AUDITORS REPORT
BOARD OF DIRECTORS
JYRA RESEARCH INC. AND SUBSIDIARY
London, England

     We have audited the accompanying consolidated balance sheet of Jyra Research Inc. and its Subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders equity and cash flows and the supplementary information as listed in the Table of Contents for the period then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements and supplementary information referred to above present fairly, in all material respects, the financial position of Jyra Research Inc. and its Subsidiary, at December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

 Dover, Delaware March 10, 1997
                               49
PAGE

                               50
PAGE

                     JYRA RESEARCH INC. AND SUBSIDIARY

                                CONSOLIDATED BALANCE SHEET
                                     DECEMBER 31, 1996
               ____________________________________________



                                 A S S E T S


CURRENT ASSETS
    Cash And Cash Equivalents                            $3,398,855
    Prepaid Expenses                                         50,634

             TOTAL CURRENT ASSETS                        $3,449,489


PROPERTY AND EQUIPMENT
    Computers And Equipment                                 104,743
    Less:  Accumulated Depreciation                           6,537

TOTAL PROPERTY AND EQUIPMENT                              98,206


TOTAL ASSETS                                          $3,547,695




                            L I A B I L I T I E S


CURRENT LIABILITIES
    Accounts Payable                                 $  100,994



                    S T O C K H O L D E R S   E Q U I T Y


COMMON STOCK
    Authorized:  20,000,000 Shares, $.001 Par Value
    Issued And Outstanding:  6,276,600 Shares       $    6,277


PAID-IN CAPITAL                                       3,819,405


DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE      (347,692)


FOREIGN CURRENCY TRANSLATION ADJUSTMENTS              (31,289)


             TOTAL STOCKHOLDERS EQUITY               3,446,701

             TOTAL LIABILITIES AND STOCKHOLDERS EQUITY  $3,547,69


    See Accompanying Notes To Consolidated Financial Statements.

     57
PAGE

                      JYRA RESEARCH INC. AND SUBSIDIARY

                    CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996

 _______________________________________________________________




REVENUE                                               $     -



DEVELOPMENT AND ADMINISTRATIVE EXPENSES                  454,933



     DEVELOPMENT LOSS                                 $ (454,933)



OTHER INCOME (EXPENSES)
    Currency Exchange Differences                          83,412
    Interest Income                                        30,366
    Depreciation                                           (6,537)

TOTAL OTHER INCOME                                       107,241


LOSS BEFORE INCOME TAXES                                (347,692)



PROVISION FOR INCOME TAXES

NET LOSS                                                $ (347,692)



EARNINGS PER SHARE OF COMMON STOCK
    Average Shares Of Common Stock Outstanding            4,277,897
    Earnings Per Average Share Of Common Stock          $     (.08)


   See Accompanying Notes To Consolidated Financial Statements.

                               64
PAGE

                    JYRA RESEARCH INC. AND SUBSIDIARY

             CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
             PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
       ___________________________________________________________


DEFICIT

ACCUMULATED
    FOREIGN
                                   COMMON STOCK        PAID-IN
DURING
    CURRENCY
                                 SHARES     AMOUNT     CAPITAL
DEVELOPMENT
    TRANSLATION


BALANCE AT BEGINNING OF PERIOD     -  $  -  $   -   $   - $ -


NET LOSS                           -     -       -    (347,692) -


COMMON STOCK ISSUED
  Public And Private Offerings:
    May, 1996 At $.001
      Per Share                 2,750,000     2,750   -     -   -

    August, 1996 At $.40
      Per Share                 2,392,500   2,393   954,607 -   -

    December, 1996 At $3
      Per Share                 1,000,000  1,000  2,999,000 -   -

   Stock Issued As Commissions:
    August, 1996 At $.40
      Per Share                  91,000      91   36,309    -   -

    November, 1996 At $3
      Per Share                  43,100      43  129,257    -   -

  Issuance Expenses Of Capital
    Stock                          -       -     (299,768)   -   -

  Translation Adjustment For
    The Period                     -       -         -       -

    TOTAL     6,276,600  $  6,277  $3,819,405  $(347,692) $(31,289)

  See Accompanying Notes To Consolidated Financial Statements.

                                      67
PAGE

                   JYRA RESEARCH INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF CASH FLOWS
             PERIOD MAY 2, 1996 THROUGH DECEMBER 31, 1996
     _____________________________________________________________



CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                            $ (347,692)

    Adjustments To Reconcile Net Loss To Net Cash
      Used For Operating Activities:
        Depreciation                                         6,537
        Decrease (Increase) In Prepaid Expenses            (50,634)

        Increase (Decrease) In Accounts Payable            100,994

NET CASH USED FOR OPERATING ACTIVITIES                   $(290,795)



CASH FLOWS FROM INVESTMENT ACTIVITIES
    Purchases Of Property And Equipment
                                                          (104,743)



CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds From The Issuance Of Common Stock
                                                          3,825,682



EFFECTS OF EXCHANGE RATE CHANGES ON CASH                   (31,289)



             NET INCREASE IN CASH AND CASH EQUIVALENTS
                                                          3,398,855


CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              -

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $3,398,855

NONCASH TRANSACTIONS
    Stock Issued For Services Performed                $165,700

    See Accompanying Notes To Consolidated Financial Statements.


                               69
PAGE

                               70
PAGE

                    JYRA RESEARCH INC. AND SUBSIDIARY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 1996
_________________________________________________________________



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Company's Activities
     The Company was incorporated in the State of Delaware May 2, 1996. The Company's plans are to develop new computer network management systems to solve network problems caused by the constant
increase in network traffic and   growing complexity of networks.
This Company is still in the development stage.

Cash
     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Substantially all cash accounts are interest bearing.

Basis Of Consolidation
     The accounts of the wholly owned United Kingdom subsidiary
Jyra Research Ltd. are included in the consolidated financial statements. All intercompany accounts and transactions have been eliminated.

Property And Equipment
     Property and equipment are stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method based on the expected useful life.

Advertising
     The Company follows the policy of charging the costs of advertising to expense as incurred.

Use Of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                 JYRA RESEARCH INC. AND SUBSIDIARY
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  DECEMBER 31, 1996
_________________________________________________________

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
   Foreign Currency Translation
  Through December 31, 1996, the Company had determined that the U.S. dollar was the "functional currency" of its operations. All foreign currency asset and liability amounts were remeasured into U.S. dollars at end-of-period exchange rates. Foreign currency income and expenses were remeasured at average exchange rates in effect during the year. Unrealized currency adjustments in the consolidated balance sheet are accumulated in stockholders equity. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities were included in income in the period in which they occur.

Concentration Of Credit Risk
     As of December 31, 1996, the Company had cash deposits on hand in financial institutions which exceeded depositor's insurance provided by the applicable guaranty agency.

Software Development Costs
     In accordance with Statement of Financial Accounting Standards No. 80, Accounting for the Costs of Computer Software to be sold, leased or otherwise marketed, initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Thereafter, the Company will capitalize the direct costs and allocated overhead associated with the development of software products. Costs incurred subsequent to the product release, and research and development performed under contract will be charged to operations.
 NOTE B - COMMITMENT
  The Company has entered into an agreement with another corporation pursuant to which the Company was granted a worldwide non-exclusive license to develop and distribute products based upon the Corporation's technology.
  Also pursuant to the agreement, the Company is required to meet three principal payment obligations consisting of: (a) upfront license fees; (b) per unit royalties; and (c) support and update fees, described as follows: As an "upfront license fee", the Company has paid $50,000 for the first package chosen by the Company. For each additional package that may be chosen by the Company, the Company will be required to pay an additional "upfront license fee" of $50,000. In addition, as "per unit royalties", for each of the first 5,000 products utilizing the Corporation's technology to be sold by the Company, the Company will be required to pay a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay a royalty of $20 per unit.

                      JYRA RESEARCH INC. AND SUBSIDIARY
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 1996
_________________________________________________________________
 NOTE B - COMMITMENT - CONTINUED
     In addition, as "support and update fees", the agreement requires the Company to pay: (i) $50,000 per year for the period during which the Company is paying "per unit royalties" of $66; and
(ii) $300,000 per year for the period when the Company is paying "per unit royalties" of $20. The agreement is capable of ending either by expiration or termination. The agreement is scheduled to expire at the end of its stated initial term of five(5) years, after which the Company may, at its option, elect to renew the agreement for as many as five successive terms of one (1) year each. If the agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating the Corporation's technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties".
 NOTE C - INCOME TAXES
  The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:
U.S. Federal                              $   -
U.S. State                                    -
                   Outside United States           124,000
                   Total Deferred Tax Assets       124,000


                   Less:  Valuation Allowance      (124,000)


                        NET DEFERRED TAX ASSET    $   -

     The deferred tax assets have been recorded based on a net operating loss carry - forward. Management has based the valuation allowance on the risky nature of the industry.

  Factors determining Jyra Research Inc.'s effective tax rate:

   U.S. Federal Statutory Rate                    34%

   Nondeductible Costs                             2%

                        EFFECTIVE INCOME TAX RATE

                                                  36%

     Those amounts have been presented in the Company's financial statements as follows:


                   Net Deferred Tax Asset         $   -

                               79
PAGE

                     JYRA RESEARCH INC. AND SUBSIDIARY

                             DECEMBER 31, 1996
___________________________________________________________________


NOTE C - INCOME TAXES - CONTINUED

  For tax return purposes, the Subsidiary Company has approximately $375,000 of net operating loss carryforwards as of December 31, 1996, which expire in the year 2011.

NOTE D - LEASES

  The Company leases its United Kingdom facilities from a third party. The lease is for three years at a rental rate of $22,247 per year. The current lease expires August, 1999.


NOTE E - STOCK OPTION PLAN

  The Company has a stock option plan for key employees of the Company. The Plan was adopted July 20, 1996. The Plan provides for the granting of incentive stock options as defined in Section 422 of the Internal
Revenue
  Code, as well as nonincentive stock options. All options are awarded at not less than the market price of the Company's common stock on the date of grant. Such options expire on the fifth anniversary of the date on which the option was granted.

  Of the 175,000 shares granted, 105,000 are exercisable according to the following schedule:



          PERCENT
        EXERCISABLE                            EXERCISE EVENT

               50%        On Or After The First Customer Shipment

               12.5%      One Year From Grant Date

               12.5%      Two Years From Grant Date

               25%        Three Years From Grant Date

     Of the 175,000 shares granted, 70,000 are exercisable according to the following schedule:

          PERCENT
        EXERCISABLE                            EXERCISE EVENT

            25%                         One Year From Grant Date

            25%                         Two Years From Grant Date

            25%                         Three Years From Grant Date

            25%                         Four Years From Grant Date


     The number of shares for which options may be granted cannot exceed 300,000 shares of the Company's common stock. The Plan shall terminate on the tenth anniversary of its original effective date, July 20, 1996, after which no awards may be granted.


                               81
PAGE

                               82
PAGE

                     JYRA RESEARCH INC. AND SUBSIDIARY

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                             DECEMBER 31, 1996
________________________________________________________________


NOTE E - STOCK OPTION PLAN - CONTINUED

  Transactions involving the Plan are summarized as follows:


                                                          AVERAGE
                                                           OPTION
                                   OPTION PRICE   PRICE PER
 OPTION SHARE        SHARES   RANGE         PER SHARE     SHARE

Outstanding At Beginning Of Period  -         $  -
Granted                        175,000        $.40 - 7.00   $3.30
Exercised                           -                -


              OUTSTANDING AT DECEMBER 31, 1996,
                OF WHICH NONE ARE EXERCISABLE AT
                DECEMBER 31, 1996                 175,000


       At December 31, 1996, there were 137,500 shares available for future grants under the Plan.

       Because of the development stage nature of the Company, the remaining disclosures of FASB 123 are not determinable and, therefore, are not included.



                               83
PAGE

                               84
PAGE

                     JYRA RESEARCH INC. AND SUBSIDIARY

                  DEVELOPMENT AND ADMINISTRATIVE EXPENSES
                  PERIOD MAY 2 THROUGH DECEMBER 31, 1996
__________________________________________________________________




Advertising And Promotion
    $  6,500
Bank Charges
       1,701
Director's Fees
      91,237
Franchise Tax
       1,530
Insurance
       1,735
Leases
      20,141
Licenses And Software Fees
     100,287
Miscellaneous Expenses
       1,170
Printing
       7,988
Professional Fees
      16,853
Repairs, Maintenance And Security
       6,165
Salaries And National Insurance
      72,177
Staff Costs
      64,053
Subcontractors
      10,762
Telephone And Internet
      13,088
Travel And Entertainment
      39,209
Utilities
         337



          TOTAL OPERATING EXPENSES


  $454,933


              85
PAGE

       86
PAGE

                           TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . 2

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 2

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . 3

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 3

DESCRIPTION OF OFFERING. . . . . . . . . . . . . . . . . . . . 3

SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . 4

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

GLOSSARY OF TERMS. . . . . . . . . . . . . . . . . . . . . . . 6

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 9
        New Business; Continued Dependence on Securing Addi-
                tional Financing . . . . . . . . . . . . . . . 9
        No Commercial Operations . . . . . . . . . . . . . . . 10
        Dependence Upon Key Personnel. . . . . . . . . . . . . 10
        Inexperience of Management . . . . . . . . . . . . . . 10
        Financial Condition of Company; Difficulty in Funding
                Operations . . . . . . . . . . . . . . . . . . 10
        Protection of Intellectual Property; Competition . . . 11 Proposed Products are Only at the Conceptual Stage . . 12
        Manufacturing of Product . . . . . . . . . . . . . . . 12
        Limited Experience of Management in Manufacturing. . . 12 Delays in Development of Software and Related Products
                are Common in Computer Industry. . . . . . . . 12
        Competitive Disadvantage of Company. . . . . . . . . . 12
        Changes in Technology; Risk of Competing Technologies. 13 Substantial Additional Funds May be Required; Substan-
                tial Shareholder Dilution. . . . . . . . . . . 13
        Risks Associated with International Operations . . . . 14
        Competition. . . . . . . . . . . . . . . . . . . . . . 14
        Dependence Upon Developing New Products. . . . . . . . 15
        Impact of General Economic Conditions on Operations and
                Dependence Upon Other Company's Products and
                their Availability . . . . . . . . . . . . . . 15
        Need of Company to Comply with Electrical, Emissions,
                and Other Applicable Safety Requirements . . . 16 Dependence upon Technology from Sun Microsystems . . . 16
        Substantial Immediate Dilution . . . . . . . . . . . . 16
        Dependence of the Company Upon Unproven Products . . . 16 Limited Market For Shares; Potential Sales of Substantial
                Amounts of Shares. . . . . . . . . . . . . . . 16
        Significant Control and Influence by Existing Share-
                holders. . . . . . . . . . . . . . . . . . . . 17
        Limitation of Officers' and Directors' Liabilities
                under Delaware Law . . . . . . . . . . . . . . 17

       Consequential Loss . . . . . . . . . . . . . . . . . . 17

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 17

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . 18

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 18
        Background . . . . . . . . . . . . . . . . . . . . . . 18
        Planned Initial Products . . . . . . . . . . . . . . . 19
                Mid-Level Manager . . . . . . . . . . . . . .  19
                Jyra Diagnosis Pack. . . . . . . . . . . . . . 19

                Jyra Analysis Pack . . . . . . . . . . . . . . 20
                Jyra Probe . . . . . . . . . . . . . . . . . .
       Service Management . . . . . . . . . . . . . . 21

MANUFACTURING. . . . . . . . . . . . . . . . . . . . . . . . . 21

LICENSE FROM SUN MICROSYSTEMS . . . .. . . . . . . . . . . . . 22

PROPRIETARY RIGHTS AND LICENSES. . . . . . . . . . . . . . . . 22

MARKET FOR COMPANY'S PROPOSED PRODUCTS . . . . . . . . . . . . 23

Fortune 500 Corporations . . . . . . . . . . . . . . . . . . . 23
       Telecommunications Providers . . . . . . . . . . . . . 23

       Outsourcers. . . . . . . . . . . . . . . . . . . . . . 23
        Third Party Application Developers and Consultants . . 24 Existing Data Communications Equipment and Probe Ven-
                dors . . . . . . . . . . . . . . . . . . . . . 25

UNITED STATES MARKETING OPERATIONS . . . . . . . . . . . . . . 25

COMPETITIVE TECHNOLOGY . . . . . . . . . . . . . . . . . . . . 25

NETWORK DIAGNOSIS AND ANALYSIS . . . . . . . . . . . . . . . . 26
        Portable Packet Capture. . . . . . . . . . . . . . . . 26
                Triticom LANDecoder. . . . . . . . . . . . . . 26
                Wandel and Goltermann. . . . . . . . . . . . . 27
                Hewlett-Packard. . . . . . . . . . . . . . . . 27
        Local Network Analysis . . . . . . . . . . . . . . . . 27
                Network General. . . . . . . . . . . . . . . . 27
           Global Network Analysis. . . . . . . . . . . . 27
                ECONet . . . . . . . . . . . . . . . . . . . . 27
                Desktalk TrendSNMP+. . . . . . . . . . . . . . 28

REMOTE MONITORING. . . . . . . . . . . . . . . . . . . . . . . 29
        Frontier Software. . . . . . . . . . . . . . . . . . . 29

SYSTEMS MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . 30
        Timetable. . . . . . . . . . . . . . . . . . . . . . . 30

FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . 31
        Management's Discussion and Analysis of Financial Con-
                dition and Results of Operations . . . . . . . 31
        Selected Financial Data. . . . . . . . . . . . . . . . 32
                                    -  -
OFFICE FACILITIES. . . . . . . . . . . . . . . . . . . . . . . 33

DIRECTORS, OFFICERS AND KEY PERSONNEL. . . . . . . . . . . . . 33
        Management . . . . . . . . . . . . . . . . . . . . . . 33

REMUNERATION . . . . . . . . . . . . . . . . . . . . . . . . . 34

STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . . . . . 35

RELATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . . . 36

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . 36

TRADING MARKET OF COMPANY'S SHARES . . . . . . . . . . . . . . 38

LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . 38

CAPITALIZATION AND DESCRIPTION OF SECURITIES . . . . . . . . . 39

INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . . . . . . . . 39

DELAWARE LAW . . . . . . . . . . . . . . . . . . . . . . . . . 40

TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . . 41

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . 41

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 43

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 43

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . 45

INDEPENDENT AUDITORS REPORT. . . . . . . . . . . . . . . . . . 49
PAGE

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.....$2,587
   Fees and expenses of Registration................    40,000*
   Accounting fees and expenses.......................   10,000*
   Miscellaneous......................................


 -----------
   Total..................................................  $

===========
- ---------
*  Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware, as amended ("DGCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. The Company's By-Laws and
Article 8 of its Certificate of Incorporation, as amended, substantively provide that the Company indemnify its officers, directors, employees and agents to the fullest extent permitted by Section 145 of the DGCL.

        In accordance with Section 102(b)(7) of the DGCL, Article 8 of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(b)(7).

        The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the directors and executive officers will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of a or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

       Described below is information regarding all securities that have been issued by the Company since its incorporation on May 2, 1996.

1. On May 10, 1996, the Company sold a total of 2,750,000 Shares to Messrs. Paul Robinson, Peter Lynch, Roderick Adams and Timothy A.B. Mills, founders of the Company, at a price of $.001 per share, for an aggregate offering price of $2,750. The Shares were offered and sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

2.  During July 1996, the Company sold a total of 2,483,500
Shares to approximately 50 investors, located in various countries in Europe, at a price of $.40 per Share, receiving proceeds of $993,400. The Shares were offered and sold pursuant to the exemption from registration set forth in Rule 504, promulgated under the Securities Act.

3. During October and November 1996, the Company sold a total of 1,043,100 Shares to 29 investors, located in various countries in Europe, at a price of $3.00 per Share, receiving proceeds of $3,129,300. The Shares were offered and sold pursuant to the exemption from registration set forth in the rules comprising Regulation S, promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------

***3.01(i) -- Certificate of Incorporation of the Registrant.
***3.01(ii)-- By-Laws of the Registrant.
*4.01    --Specimen Certificate representing the Common Stock,
          par      value $0.001 per share.
**5.01      --Opinion of Berns & Berns.
*10.01    -- Amended and Restated Stock Option Plan
*10.02   --Technology License and Distribution Agreement dated
           July 19, 1996 with Sun Microsystems, Inc.
*10.03     --Form of Indemnification Agreement of Directors.
***21.01    --Subsidiaries of the Registrant.




 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT
 -------  ----------------------
 **23.01 --Consent of Berns & Berns (included in Exhibit 5)
 *23.02 --Consent of Faw, Casson & Co. LLP
 *27.01 --Financial Data Schedule

 --------
  * Filed herewith
** To be filed by amendment
*** Previously filed

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser;

(5) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(6) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of pro the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(7) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE
REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE
REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF LONDON,
ENGLAND, ON APRIL 1, 1997.


Jyra Research Inc.




By: /Paul Robinson/
Paul Robinson,
President


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS
IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE

TITLE
DATE




/s/ Paul Robinson
Paul Robinson
President, Chief Execu-

tive Officer, Director
(Principal Executive
Officer)

April 1,
1997



/s/ Roderick Adams
Roderick Adams
Chief Financial Officer,
Director (Principal Fi-

nancial and Accounting
Officer)
April 1,
1997



/s/ Peter Lynch
Peter Lynch
Director
April 1,
1997

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER   DESCRIPTION OF EXHIBIT PAGE NUMBER
 -------  ----------------------

***3.01(i) --Certificate of Incorporation of the Registrant.
***3.01(ii) --By-Laws of the Registrant.
*4.01 --Specimen Certificate representing the Common Stock, par value $0.001 per share.
**5.01 --Opinion of Berns & Berns.
*10.01 --Amended and Restated Stock Option Plan.
*10.02 --Technology License and Distribution Agreement dated
 July 19, 1996 with Sun Microsystems, Inc.
*10.03 --Form of Indemnification Agreement of Directors.
**23.01 --Consent of Berns & Berns (included in Exhibit 5)
*23.02 --Consent of Faw, Casson & Co. LLP
*27.01 --Financial Data Schedule

* Filed herewith
** To be filed by amendment
*** Previously filed